As filed with the Securities and Exchange Commission on December 22, 1995
                                   Registration No. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        OPTICAL COATING LABORATORY, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                      68-0164244
(State or other jurisdiction                    (IRS Employer
of incorporation or organization)               Identification No.)

                             2789 NORTHPOINT PARKWAY
                       SANTA ROSA, CALIFORNIA  95407-7397
                    (Address of Principal Executive Offices)

                             HERBERT M. DWIGHT, JR.
                        Optical Coating Laboratory, Inc.
                             2789 Northpoint Parkway
                       Santa Rosa, California  95407-7397
                     (Name and address of agent for service)

                                   Copies to:
                                JOHN V. ERICKSON
                               Collette & Erickson
                              555 California Street
                        San Francisco, California  94104
                                 (415) 788-4646

Approximate date of commencement of proposed sale to the public is as soon as practicable following the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

                         CALCULATION OF REGISTRATION FEE



                           Proposed     Proposed
Title of                   maximum      maximum
Securities     Amount      offering     aggregate    Amount of
to be          to be       price        offering     registration
registered     registered  per unit(a)  price (a)    fee

Common Stock,
$.01 par
value          1,142,857   $10.875   $12,428,569.88   $4,285.71

(a) Estimated solely for the purpose of determining the registration fee. Pursuant to Section 6(b) of the Securities Act of 1933 and Rule 457(c) of the Securities Act Rules, the computation of fees is based upon the average of the high and low prices on December 19, 1995, of the Registrant's Common Stock as reported in The Wall Street Journal on December 20, 1995.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.


                        CROSS-REFERENCE SHEET PURSUANT TO
                          ITEM 501(b) OF REGULATION S-K


ITEM NUMBER AND HEADING              LOCATION OR CAPTION IN PROSPECTUS

1. Forepart of the Registration      Cover Page
   Statement and Outside Front
   Cover Page of Prospectus

2. Inside Front Cover and Outside    Inside Front Cover
   Back Cover Pages of Prospectus

3. Summary Information, Risk         The Company
   Factors and and Ratio of
   Earnings to Fixed Charges

4. Use of Proceeds                   Not Applicable

5. Determination of Offering Price   Not Applicable

6. Dilution                          Not Applicable

7. Selling Security Holders          Selling Stockholders

8. Plan of Distribution              Plan of Distribution

9. Description of Securities to
   be Registered                     Not Applicable

10.Interest of Named Experts
   and Counsel                       Not Applicable

11.Material Changes                  Not Applicable

12.Incorporation of Certain          Incorporation of Certain
   Information by Reference          Information by Reference

13.Disclosure of Commission          Disclosure of Commission
   Position on Disclosure of         Position on Disclosure of
   Indemnification for Securities    Indemnification for Securities
   Act Liabilities                   Act Liabilities





PROSPECTUS


                                1,142,857 SHARES



                        OPTICAL COATING LABORATORY, INC.
                                   Common Stock
                                ($.01 Par Value)

                                _________________



This Prospectus relates to 1,142,857 shares of Common Stock, $.01 par value, of Optical Coating Laboratory, Inc. (the "Company") that are issuable to the Selling Stockholders upon conversion, at the option of the Selling Stockholders, of any or all of the 12,000 shares of 8% Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") held by each of them. The Company will receive none of the proceeds from the sale of such shares. The Selling Stockholders acquired an aggregate of 12,000 shares of Series C Preferred Stock in a private placement pursuant to a Purchase Agreement between the Selling Stockholders and the Registrant dated as of May 1, 1995. Each share of Series C Preferred Stock is convertible into approximately 95.238 shares of Common Stock, subject to certain anti-dilution provisions, pursuant to which additional shares of Common Stock may be issuable. See "Selling Stockholders" . Any additional shares of Common Stock issuable as a result of the anti-dilution provisions of the Series C Preferred Stock are being registered hereby pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                             ----------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.











                                _________________

                The date of this Prospectus is December 22, 1995.



                             TABLE OF CONTENTS
                                                   PAGE IN
                                                PROSPECTUS

AVAILABLE INFORMATION                                    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          1
THE COMPANY                                              2
SELLING STOCKHOLDERS                                     2
PLAN OF DISTRIBUTION                                     3
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES         3

                            AVAILABLE INFORMATION

     OPTICAL COATING LABORATORY, INC. (hereinafter sometimes referred to as "OCLI" or the "Company") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the Public Reference Room of the Commission, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549; and at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act to which reference is hereby made.

     The Company's Common Stock, $.01 par value (the "Common Stock"), is traded on the NASDAQ National Market System under the symbol "OCLI". Reports and other information concerning the Company can be inspected at this exchange.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus the following documents filed with the Commission: (1) the Company's annual report on Form 10-K for the fiscal year ended October 31, 1994, filed pursuant to Section 13(a) of the Exchange Act; (2) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 1995, April 30, 1995, and July 31, 1995, filed pursuant to Section 13(a) of the Exchange Act; (3) the Company's proxy statement dated March 10, 1995, filed pursuant to Section 14 of the Exchange Act; and (4) the description of the Company's Common Stock, registered under Section 12 of the Exchange Act, which is contained in the registration statement filed under such Act, including any amendment or report filed for the purpose of such description.

     All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that the statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.



     Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents or information incorporated by reference herein, except for certain exhibits to such documents. Written or telephone requests should be directed to Agie Navarro, Assistant Secretary, Optical Coating Laboratory, Inc., 2789 Northpoint Parkway, Santa Rosa, California 95407-7397, Telephone: (707) 545-6440.

                               THE COMPANY

     The Company was incorporated in Delaware in 1948, was reincorporated in California in 1963 and, in 1987, was again reincorporated in Delaware. The Company is engaged primarily in the design, development, manufacture and marketing of multi-layer optical thin film coated products which are used to affect and control light. Its principal offices and manufacturing facilities are at 2789 Northpoint Parkway, Santa Rosa, California 95407-7397, Telephone: (707) 545-6440. The Company also has manufacturing facilities and distribution subsidiaries throughout Europe. At October 31, 1994, the Company, including its subsidiaries, had approximately 1,162 employees.

                            SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the Selling Stockholders as of the date of this Prospectus:

                           NO. OF       NO. OF
                           SHARES OF    SHARES
                           CONVERTIBLE  OF COMMON
                           PREFERRED    STOCK       NO. OF      PERCENT OF
                           STOCK        OFFERED     SHARES      CLASS
                           HELD         PURSUANT    OF COMMON   OWNED
                           PRIOR TO     TO THIS     STOCK AFTER AFTER
NAME                       OFFERING     PROSPECTUS  OFFERING    OFFERING

NAP & COMPANY              3,500        333,333         0          0
 as nominee for the
 Delaware State Employees'
 Retirement Fund
 c/o Pecks Management
 Partners Ltd.
 One Rockefeller Plaza,
 Suite 320
 New York, NY  10020

FUELSHIP & COMPANY            750        71,428         0          0
 as nominee for the
 Declaration of
 Trust for Defined
 Benefit Plans of
 Zeneca Holdings, Inc.
 c/o Pecks Management
 Partners Ltd.
 One Rockefeller Plaza,
 Suite 320
 New York, NY  10020

BARNETT & CO.                4,000      380,952         0          0
 c/o Bankers Trust Company
 14 Wall Street, M/S 4042
 4th Floor, WDW #61
 New York, NY  10013

GOLDEN GATE DEVELOPMENT
AND INVESTMENT LIMITED
PARTNERSHIP                    747       71,142         0          0
 c/o Advent International
 Corporation
 101 Federal Street
 Boston, MA  02110

ADVENT PERFORMANCE
MATERIALS
LIMITED PARTNERSHIP            643       61,238          0         0
 c/o Advent International
 Corporation
 101 Federal Street
 Boston, MA  02110

ADVENT INTERNATIONAL
INVESTORS II
LIMITED PARTNERSHIP             10          952          0         0
 c/o Advent International
 Corporation
 101 Federal Street
 Boston, MA  02110

ADWEST LIMITED
PARTNERSHIP                    350       33,333          0         0
 c/o Advent
 International
 Corporation
 101 Federal Street
 Boston, MA  02110

LION INVESTMENT LIMITED      1,000       95,238          0         0
 33 Robert Adam Street
 London, England W1M5AH

MODERN WOODMAN OF AMERICA    1,000       95,238          0         0
 1701 2nd Avenue
 Rock Island, IL  61201

     The 1,142,857 shares of Common Stock, $.01 par value, offered hereby are issuable to the Selling Stockholders upon conversion of the shares of Series C Preferred Stock held by each of the Selling Stockholders. The Series C Preferred Stock may be converted at any time into such number of fully paid and nonassessable shares of Common Stock equal to the "Conversion Ratio" in effect at the time of conversion. The Conversion Ratio of each share of Series C Preferred Stock is the amount of $1,000, together with the amount of any dividends accrued and unpaid thereon to the Conversion Date, divided by the Conversion Price, with the initial Conversion Price being an amount equal to $10.50.

     At the date of this Prospectus, each share of Series C Preferred Stock is convertible into approximately 95.238 shares of Common Stock. In lieu of fractional shares, each holder will receive cash. The Conversion Price is subject to adjustment in certain events, including (i) the issuance of "Additional Shares of Common Stock," as such term is defined in the Certificate of Designation, Preferences and Rights of the Series C Preferred Stock (the "Certificate of Designation"), for a consideration per share less than the "Market Price," as such term is defined in the Certificate of Designation, of the Common Stock; (ii) the issuance of Additional Shares of Common Stock at a price per share less than $7.50 regardless of what the Market price of the Common Stock is on the date of such issuance; (iii) certain issuances of options, warrants or convertible securities; (iv) the issuance of Additional Shares of Common Stock as a dividend or other distribution, or the subdivision or combination of Common Stock; or (v) if OCLI suffers a "Change in Control," as defined in the Certificate of Designation, at a time when the Market Price per share of the Common Stock is less than the Conversion Price then in effect.

     In addition to the conversion rights, the holders of Series C Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $80 per share per annum, payable quarterly. The holders of the Series C Preferred Stock, except as otherwise specifically provided by law or by the provisions of the Series C Preferred Stock, are not entitled to vote on any matter. Nonetheless, in the event dividends shall be in arrears in an amount equal to four quarterly dividends, a default period will begin which will extend until such time as all accrued and unpaid dividends shall have been declared and paid or set apart for payment. During a default period, the holders of Series C Preferred Stock, voting as a class, will have the right to elect the greater of two directors or a whole number of directors not less than 25% of the total number of authorized directors.

     The Company, at its option, beginning on May 9, 1997, may redeem shares of Series C Preferred Stock by paying in cash an amount equal to $1,080 per share, declining in equal annual increments of $20 to $1,000 per share beginning on May 9, 2000. The Company may not exercise its redemption right until May 9, 1997, unless at any time during the period between May 9, 1996 and May 9, 1997, the average closing price of the Common Stock of the Company for any 20 consecutive trading days is greater than $17 per share.

The foregoing is a summary of the rights, preferences and privileges of the Series C Preferred Stock and is qualified in its entirety by the Certificate of Designation.

                          PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders described herein, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting the sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (I) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

     The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such securities.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     In June 1986, Delaware enacted legislation which authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care." Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the new statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous lawsuits alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions. The new statute permits corporations to limit available remedies of stockholders in connection with these transactions, as well as in other circumstances. The legislation has no effect on director's liability for (1) breach of the director's duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) a corporation's illegal payment of dividends, and (4) approval of any transaction from which the director derives an improper personal benefit. The statute will have no effect on claims arising under the federal securities laws.

     In connection with the Company's reincorporation in Delaware in November 1987, the Company included in its Certificate of Incorporation a provision limiting directors' liability to the greatest extent permitted by Delaware corporate law. In addition, the Certificate of Incorporation and the Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted under Delaware law, including circumstances in which indemnification is otherwise discretionary. The Company submitted these charter and Bylaw provisions to its stockholders, who approved them in March 1987. In addition, the Company has entered into separate Indemnification Agreements with its directors and officers to the full extent permitted by applicable law and the Company's Certificate of Incorporation. The general effect of the indemnification provisions of the Bylaws and the Indemnification Agreements is to require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (provided the officer or director acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company and, with respect to a criminal proceeding, provided he or she had no reasonable cause to believe that the conduct was unlawful), and to advance their expenses (including attorneys' fees) incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that its charter and Bylaw provisions and the separate Indemnification Agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, the Company is not aware of any threatened litigation or proceeding which could result in a claim for indemnification by any director or officer.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.



                                  PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

     Securities and Exchange
       Commission Fee                    $4,285.71
     Printing Expenses                      100.00
     Blue Sky Fees and Expenses              - 0 -
     Legal Fees and Expenses              3,000.00
     Accounting Fees and Expenses           200.00

       Total                             $7,585.71

             INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In June 1986, Delaware enacted legislation which authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care." Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the new statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous lawsuits alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions. The new statute permits corporations to limit available remedies of stockholders in connection with these transactions, as well as in other circumstances. The legislation has no effect on director's liability for (1) breach of the director's duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) a corporation's illegal payment of dividends, and (4) approval of any transaction from which the director derives an improper personal benefit. The statute will have no effect on claims arising under the federal securities laws.

     In connection with the Company's reincorporation in Delaware in November 1987, the Company included in its Certificate of Incorporation a provision limiting directors' liability to the greatest extent permitted by Delaware corporate law. In addition, the Certificate of Incorporation and the Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted under Delaware law, including circumstances in which indemnification is otherwise discretionary. The Company submitted these charter and Bylaw provisions to its stockholders, who approved them in March 1987. In addition, the Company has entered into separate Indemnification Agreements with its directors and officers to the full extent permitted by applicable law and the Company's Certificate of Incorporation. The general effect of the indemnification provisions of the Bylaws and the Indemnification Agreements is to require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (provided the officer or director acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company and, with respect to a criminal proceeding, provided he or she had no reasonable cause to believe that the conduct was unlawful), and to advance their expenses (including attorneys' fees) incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that its charter and Bylaw provisions and the separate Indemnification Agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, the Company is not aware of any threatened litigation or proceeding which could result in a claim for indemnification by any director or officer.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

                                    EXHIBITS
1    Not Applicable
2    Not Applicable

4(a) Restated Certificate of Incorporation dated June 10, 1988.
     Incorporated by reference to Exhibit 4(a) of Registrant's Form 10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Registrant's Form 8-K dated
     November 2, 1987.

4(c) Rights Agreement between Registrant and First Interstate Bank of
     California dated November 25, 1987.  Incorporated by reference to
     Exhibit 4 of Registrant's Form 10-K for the fiscal year ended October 31, 1987.

4(d) Stock Purchase Agreement dated as of February 8, 1995 by and between the Registrant, Netra Corporation and the Sellers as identified on the signature page of said agreement, each a shareholder of Netra Corporation, for the purchase by the Registrant of all of the shares of common and preferred stock of Netra Corporation. Incorporated by reference to Exhibit (4) of Registrant's Form 10-Q for the quarter ended April 30, 1995.

4(e) Optical Coating Laboratory, Inc. 12,000 shares of 8% Series C
     Convertible Redeemable Preferred Stock Purchase Agreement among the Registrant and the investors named therein dated as of May 1, 1995. Incorporated by reference to Exhibit 4(e) of Registrant's Form S-8 dated July 6, 1995.

4(f) Certificate of Designation, Preferences and Rights of Series C
     Convertible Redeemable Preferred Stock of Optical Coating Laboratory, Inc. dated May 2, 1995. Incorporated by reference to Exhibit 4(f) of Registrant's Form S-8 dated July 6, 1995.

5    Opinion and consent of Collette & Erickson.
8    Not Applicable
12   Not Applicable
15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.
23(a)     Consent of Deloitte & Touche LLP
23(b)     Consent of Counsel  (See Exhibit 5, above).
24   Power of Attorney
25   Not Applicable
26   Not Applicable
27   Not Applicable
28   Not Applicable
99   Not Applicable



                             UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)  Not applicable;

            (ii)  Not applicable;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on the 22nd day of December 1995.

                         OPTICAL COATING LABORATORY, INC.




                         By /s/JOHN M. MARKOVICH
                             John M. Markovich
                          Vice President, Finance
                        and Chief Financial Officer



                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above or below hereby appoints John V. Erickson, Joseph C. Zils, John M. Markovich or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this registration statement under the Securities Act of 1933, and all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                      TITLE                     DATE

                           Chairman of the Board,
                               President and
/s/HERBERT M. DWIGHT, JR.  Chief Executive Officer   December 22, 1995
Herbert M. Dwight, Jr.      (Principal Executive
                                  Officer)

                          Vice President, Finance
/s/JOHN M. MARKOVICH    and Chief Financial Officer  December 22, 1995
John M. Markovich      (Principal Financial Officer)

                            Vice President and
/s/JOSEF WALLY             Corporate Controller      December 22, 1995
Josef Wally           (Principal Accounting Officer)

                              Vice President
/s/JOHN MCCULLOUGH             and Director          December 22, 1995
John McCullough                (Director)


/s/DOUGLAS C. CHANCE            Director             December 22, 1995
Douglas C. Chance              (Director)


/s/JULIAN SCHROEDER             Director             December 22, 1995
Julian Schroeder               (Director)


/s/RENN ZAPHIROPOULOS           Director             December 22, 1995
Renn Zaphiropoulos             (Director)



                          INDEX TO EXHIBITS

EXHIBIT                                                        SEQUENTIAL
NUMBER    EXHIBIT                                              PAGE NO.

1         Not Applicable

2         Not Applicable

4(a) Restated Certificate of Incorporation dated June 10, 1988. Incorporated by reference to Exhibit 4(a) of Registrant's Form 10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Registrant's Form 8-K dated November 2, 1987.

4(c) Rights Agreement between Registrant and First Interstate Bank of California dated November 25, 1987. Incorporated by reference to
          Exhibit 4 of Registrant's Form 10-K for fiscal year ended October 31, 1987.

4(d) Stock Purchase Agreement dated as of February 8, 1995 by and between the Registrant, Netra Corporation and the Sellers as identified on the signature page of said agreement, each a shareholder of Netra Corporation, for the purchase by the Registrant of all of the shares of common and preferred stock of Netra Corporation. Incorporated by reference to Exhibit (4) of Registrant's Form 10-Q for the quarter ended April 30, 1995.

4(e) Optical Coating Laboratory, Inc. 12,000 shares of 8% Series C Convertible Redeemable Preferred Stock Purchase Agreement among the Registrant and the investors named therein dated as of May 1, 1995. Incorporated by reference to Exhibit 4(e) of Registrant's Form S-8 dated July 6, 1995.

4(f) Certificate of Designation, Preferences and Rights of Series C Convertible Redeemable Preferred Stock of Optical Coating Laboratory, Inc. dated May 2, 1995. Incorporated by reference to
          Exhibit 4(e) of Registrant's Form S-8 dated July 6, 1995.

5         Opinion and consent of Collette & Erickson.              PAGE 17

8         Not applicable

12        Not applicable

15        Letter of Deloitte & Touche LLP regarding unaudited interim
          financial information.                                  PAGE 18

23(a)     Consent of Deloitte & Touche LLP                        PAGE 19

23(b)     Consent of Counsel  (See Exhibit 5, above).

24        Power of Attorney                                       PAGE 14

25        Not Applicable

26        Not Applicable

27        Not Applicable

28        Not Applicable

99        Not Applicable